UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 17, 2005
Date of Report (date of earliest event reported)

CARRIER ACCESS CORPORATION

(Exact name of Registrant as specified in its charter)

State of Delaware (State or other jurisdiction of incorporation or organization)	000-24597 (Commission File Number)	84-1208770 (I.R.S. Employer Identification Number)

5395 Pearl Parkway
Boulder, Colorado (80301)
(Address of principal executive offices)

(303) 442-5455
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 20, 2005, Carrier Access Corporation (the “Company”) issued a press release announcing that the Company received a notice of a hearing date from the staff of The Nasdaq Stock Market for the Company’s appeal of the Nasdaq Listing Qualifications Staff determination to delist the Company’s securities from The Nasdaq National Market. The hearing will be held on Thursday, June 2, 2005. The Company intends to submit materials and attend the hearing in support of its appeal. There can be no assurance that the Panel will grant a request for continued listing.

A copy of the press release is attached as Exhibit 99.01 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 4.02 (a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

In connection with its preparation of the condensed consolidated financial statements for the quarter ended March 31, 2005, management of Carrier Access Corporation (the “Company”) has determined that its financial statements for the year ending December 31, 2004, and certain interim periods in each of the years ended December 31, 2004 and 2003, should no longer be relied upon and will be restated. Carrier Access is in the process of performing a detailed review of all significant customer relationships, and as part of those reviews is evaluating the propriety of the timing of revenue and cost recognition and whether any additional periods will be affected. At this point in time, the Company has determined that certain revenues and direct costs have been recorded in incorrect periods. The amounts that have been quantified to date are significant and, as a result, previously issued financial statements for the year ended December 31, 2004, and certain interim periods in each of the years ended December 31, 2004 and 2003, will be restated.

On May 17, 2005, management presented its findings and recommendation to the Audit Committee of the Board of Directors, which approved the recommendation to restate its previously issued financial statements identified above and contained in its 2004 Form 10-K. The decision to restate was discussed with the Company’s independent registered public accounting firm. The Company will also incorporate this restatement disclosure in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 when that report is ultimately filed.

Management has determined that this action is the result of a control deficiency whereby the Company’s internal control procedures did not require an accounting review of its customer contracts to determine whether there are contradictory contractual provisions in existing customer arrangements that could bear on the appropriate timing of revenue recognition, and that this control deficiency constitutes a material weakness as of December 31, 2004. A material weakness is a control deficiency, or combination of control deficiencies, that results in a more than remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.01	Press release dated May 20, 2005, entitled “Carrier Access Provides Financial Update and Receives Nasdaq Hearing Date.”

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIER ACCESS CORPORATION
Date: May 20, 2005	By:	/s/ Nancy Pierce
Nancy Pierce
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.01	Press release dated May 20, 2005, entitled “Carrier Access Provides Financial Update and Receives Nasdaq Hearing Date.”